UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 17, 2022)

L3HARRIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 727-9100

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	LHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On December 17, 2022, L3Harris Technologies, Inc., a Delaware corporation (“L3Harris”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Aerojet Rocketdyne Holdings, Inc., a Delaware corporation (“Aerojet Rocketdyne”), and Aquila Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of L3Harris (“Merger Sub”). L3Harris has agreed to acquire Aerojet Rocketdyne and its subsidiaries on the terms and subject to the conditions set forth in the Merger Agreement, as briefly described below, and at the closing of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Aerojet Rocketdyne, with Aerojet Rocketdyne being the surviving corporation and becoming a wholly owned subsidiary of L3Harris (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Aerojet Rocketdyne common stock (excluding any such shares (i) owned by Aerojet Rocketdyne or any of its wholly owned subsidiaries as treasury stock or otherwise or held, directly or indirectly, by L3Harris, Merger Sub or any of L3Harris’ other wholly owned subsidiaries and (ii) with respect to which appraisal rights have been properly exercised and perfected) will be canceled and converted into the right to receive $58.00 in cash, without interest, plus, if the Closing occurs after September 17, 2023, $0.0025 for each calendar day elapsed after such date to and including the Closing date (collectively, the “Merger Consideration”).

The Merger Agreement also provides that (i) each outstanding Aerojet Rocketdyne stock appreciation right will become immediately vested and be cancelled and converted into a right to receive an amount in cash equal to the product of (A) the total number of shares of Aerojet Rocketdyne common stock subject to such Aerojet Rocketdyne stock appreciation right multiplied by (B) the excess, if any, of the Merger Consideration over the grant price of such Aerojet Rocketdyne stock appreciation right and (ii) each outstanding award of Aerojet Rocketdyne restricted stock and each Aerojet Rocketdyne restricted stock unit granted prior to December 17, 2022 or granted to non-employee directors at any time, in each case, whether vested or unvested, will become immediately vested and be cancelled and converted into a right to receive an amount in cash equal to the product of (x) the total number of shares of Aerojet Rocketdyne common stock subject to such Aerojet Rocketdyne restricted stock award or restricted stock unit (calculated based on deemed maximum level performance achievement in the case of any performance award) multiplied by (y) the Merger Consideration. At the effective time of the Merger, each unvested Aerojet Rocketdyne restricted stock unit granted on or after December 17, 2022 (other than any such restricted stock units granted to Aerojet Rocketdyne’s non-employee directors) will be cancelled and, in lieu thereof, the holder thereof will receive either L3Harris restricted stock units with respect to a specified number of shares of L3Harris common stock or a specified amount of cash, in each case, as provided for in the Merger Agreement.

The Closing is subject to certain customary conditions, including: (i) the adoption of the Merger Agreement by holders of a majority of the outstanding Aerojet Rocketdyne common stock; (ii) the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iii) the absence of any injunction or similar order and law that prohibits or makes illegal the Closing (a “Legal Restraint”); (iv) the accuracy of the representations and warranties of the parties, in each case, subject to customary materiality exceptions; (v) the performance in all material respects by Aerojet Rocketdyne and L3Harris of their respective obligations under the Merger Agreement; and (vi) the absence of a continuing material adverse effect with respect to Aerojet Rocketdyne. The Closing is not conditioned upon L3Harris’ ability to obtain financing.

L3Harris, Merger Sub and Aerojet Rocketdyne each have made, as the case may be, customary representations, warranties and pre-Closing covenants in the Merger Agreement. Aerojet Rocketdyne’s covenants include, among others, an agreement not to solicit alternative acquisition proposals from third parties and, subject to certain exceptions, to engage in discussions, or provide non-public information to, third parties with respect to any alternative acquisition proposal. Aerojet Rocketdyne also agreed to conduct its business in the ordinary course of business consistent with past practice and subject to certain specified restrictions set forth in the Merger Agreement during the period from the date of the execution of the Merger Agreement and until the Closing.

The Merger Agreement may be terminated at any time prior to the Closing by mutual written consent of L3Harris and Aerojet Rocketdyne or if the Merger is not consummated by December 17, 2023 (except such date will initially be automatically extended for six months and subsequently, at L3Harris’ election, for an additional three months, in each case, under certain circumstances, including a Legal Restraint relating to antitrust law). Either party may also terminate the Merger Agreement if the requisite Aerojet Rocketdyne stockholder approval has not been obtained, if a Legal Restraint has become final and non-appealable or in certain specified circumstances if the other party has breached certain of its representations and warranties made in, or certain of its obligations under, the Merger Agreement. In addition, L3Harris may terminate the Merger Agreement due to a change in recommendation by the Aerojet Rocketdyne board of directors, and Aerojet Rocketdyne may terminate the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal (as defined in the Merger Agreement) after complying with certain procedures specified in the Merger Agreement.

Upon termination under certain specified circumstances, including upon termination due to a change in recommendation by the Aerojet Rocketdyne board of directors, Aerojet Rocketdyne must pay L3Harris a termination fee of $95.6 million. The Merger Agreement also provides that L3Harris will be required to pay Aerojet Rocketdyne a termination fee of $406.3 million under certain circumstances if the Merger Agreement is terminated in connection with a failure to obtain the required clearance under the HSR Act.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, and should be read in conjunction with, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, the representations, warranties and covenants made in the Merger Agreement by the parties thereto are qualified by and subject to important exceptions and other limitations agreed to by the parties thereto in connection with negotiating the terms and conditions of such agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the contracting parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under these agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Also, the representations and warranties do not purport to be accurate as of the date of filing of this Current Report on Form 8-K, and the subject matter thereof may have changed since the date of the Merger Agreement, and any subsequent developments or new information affecting or relating to any of such representations or warranties may not have been described in this Current Report on Form 8-K. Furthermore, any factual disclosures in the Merger Agreement or this Current Report on Form 8-K may be supplemented, updated or modified by disclosures contained in, and should be considered in conjunction with, reports and other matters L3Harris files with, or furnishes to, the SEC or otherwise publicly discloses.

Item 7.01  Regulation FD Disclosure.

On December 18, 2022, L3Harris and Aerojet Rocketdyne issued a joint press release announcing the signing of the Merger Agreement. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. L3Harris cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements are described in the “Risk Factors” sections of L3Harris’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent quarterly reports on Form 10-Q. In addition, the following factors, among others, could cause actual results or outcomes to differ materially from the forward-looking statements or historical performance: delays in, or failures in respect of, anticipated satisfaction of closing conditions or in obtaining financing on favorable terms or at all, unexpected costs, liabilities or delays, legal proceedings or the ability to obtain regulatory approvals and satisfy other closing conditions in a timely manner or at all. Statements about business acquisitions, including anticipated benefits and future plans, are forward-looking and involve risks and uncertainties. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and L3Harris disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 17, 2022, by and among L3Harris Technologies, Inc., Aquila Merger Sub Inc. and Aerojet Rocketdyne Holdings, Inc.*

99.1	Press Release, dated December 18, 2022

* Certain schedules and exhibits have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. L3Harris will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3HARRIS TECHNOLOGIES, INC.

	By:	/s/ Scott T. Mikuen
		Name:	Scott T. Mikuen
Date: December 19, 2022		Title:	Senior Vice President, General Counsel and Secretary

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